UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

CLEVELAND BIOLABS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street

Buffalo, New York 14203

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 29, 2015, Cleveland BioLabs, Inc. (the “Company”) entered into a Master Purchase Agreement (the “Purchase Agreement”) with (i) Incuron LLC, a limited liability company formed under the laws of the Russian Federation and a joint venture of the Company (“Incuron”) and (ii) Dr. Mikhail Mogutuv (“Mogutov”), an individual and beneficial owner of approximately 7% of the Company’s outstanding common stock. Pursuant to the Purchase Agreement, Mogutov purchased 75% of the Company’s participation interests in Incuron (the “Initial LLC Interests”), which represents 35.22% of the total participation interests in Incuron.

As consideration for the Initial LLC Interests, at the closing of the transaction on April 29, 2015 Mogutov paid to the Company $2,000,000 in cash. As additional consideration for the Initial LLC Interests, Mogutov has also agreed to pay an amount of cash equal to the lesser of (i) $1,000,000 and (ii) the aggregate proceeds received by Mogutov from the sale of 264,318 shares of the Company’s common stock (the “Mogutov Shares”) which Mogutov purchased pursuant to that certain Securities Purchase Agreement, dated June 17, 2014, by and between the Company, Mogutov and the other purchasers party thereto. Mogutov has delivered the Mogutov Shares to an escrow account and has instructed the escrow agent to sell such shares and deliver the proceeds therefrom no later than June 30, 2015 to the Company in accordance with the foregoing. The amount of consideration payable to the Company in connection with the sale of the Initial LLC Interests was determined by arms-lengths negotiations between the Company and Mogutov, and not pursuant to any specific formula or principle.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Option Agreement

In connection with the entry into the Purchase Agreement, on April 29, 2015 the Company entered into an Option Agreement with Mogutov (the “Option Agreement”), pursuant to which the Company granted to Mogutov an exclusive, irrevocable option (the “Option”) to purchase the remaining 25% of the Company’s participation interests in Incuron (the “Remaining LLC Interests”), which represents 11.74% of the total participation interests in Incuron. Pursuant to the Option Agreement, at any time prior to December 31, 2015, Mogutov may purchase the Remaining LLC Interests for an amount of cash ranging from $1,000,000 to $1,300,000 depending on the time of exercise. The amount of consideration payable to the Company pursuant to the Option Agreement was determined by arms-lengths negotiations between the Company and Mogutov, and not pursuant to any specific formula or principle.

The foregoing description of the Option Agreement is only a summary and is qualified in its entirety by reference to the Option Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Royalty Agreement

In connection with the entry into the Purchase Agreement, on April 29, 2015, the Company entered into a Royalty Agreement (the “Royalty Agreement”) with Incuron. Pursuant to the Royalty Agreement, the Company agreed to assign to Incuron all of the Company’s interest in certain patents and patent applications covering CBL0137. In exchange for this assignment, Incuron agreed to pay the Company a 2% royalty on (a) Incuron’s and its affiliate’s sales of products incorporating, utilizing or made with technology related to CBL0137 and any products that perform a similar function or would not have been made but for the use of such technology (“Royalty-Bearing Products”), (b) consideration received by Incuron from a licensee or sublicensee in consideration for rights to a Royalty-Bearing Product and (c) consideration received in connection with the first change of control of Incuron. Incuron’s royalty obligations continue until April 29, 2025; however, Incuron has the right, exercisable any time before December 31, 2017, to buy-out its royalty obligations for a pre-agreed amount ranging from $1,500,000 to $6,000,000 depending on the time of exercise. In addition, Incuron’s obligation to pay royalties with respect to sublicensing consideration shall terminate upon a change of control of Incuron.

The foregoing description of the Option Agreement is only a summary and is qualified in its entirety by reference to the Option Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Fourth Amendment to Participation Agreement

In connection with the entry into the Purchase Agreement, on April 29, 2015 the Company entered into a Fourth Amendment to Participation Agreement (the “Amendment”) with Bioprocess Capital Partners, LLC, a Russian limited liability company (“BCP”) and Mogutov. The Amendment effects certain changes in the governance of Incuron, including the director nomination and voting rights of each party. Pursuant to the Amendment, the Board of Directors of Incuron (the “Incuron Board”) will consist of five members, two of which will by appointed by each of BCP and Mogutov, and one of which will be appointed by the Company. Additionally, the consent of all members of the Incuron Board shall be required before Incuron may take certain actions, as described more fully in the Amendment.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 2.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, Elena Kasimova resigned from the Board of Directors of the Company (the “Board”). Ms. Kasimova was designated by Mogutov to serve on the Board pursuant to a Rights Agreement (the “Rights Agreement”), which the Company entered into in June 2014. Ms. Kasimova’s resignation did not result from any disagreement with the Company; a copy of her resignation letter is filed as Exhibit 17.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events

On April 29, 2015, the Company issued a press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

2.1	Master Purchase Agreement dated April 29, 2015 by and among Cleveland BioLabs, Inc., Mikhail Mogutov and Incuron LLC

2.2	Option Agreement dated April 29, 2015 by and between Cleveland BioLabs, Inc. and Mikhail Mogutov

10.1	Royalty Agreement dated April 29, 2015 by and between Cleveland BioLabs, Inc. and Incuron LLC

10.2	Fourth Amendment to Participation Agreement dated April 29, 2015 by and among Cleveland BioLabs, Inc., Bioprocess Capital Partners and Mikhail Mogutov

17.1	Resignation Letter of Elena Kasimova, dated April 29, 2015

99.1	Press Release of Cleveland BioLabs, Inc., dated April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	CLEVELAND BIOLABS, INC.

	By:	/s/ Yakov Kogan
Yakov Kogan
Chief Executive Officer